Exhibit 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated February 8, 2010 (except for Note 17, as to which the date is March 23, 2010), with respect to the financial statements and schedule of Calix, Inc. in Amendment No. 1 to the Registration Statement (Form S-4) and related Prospectus of Calix, Inc. for the registration of shares of its common stock.

/s/ ERNST & YOUNG LLP

San Jose, California

December 13, 2010